Exhibit 99.1

Spire Global, Inc.

Unaudited Condensed Consolidated Financial Statements

(Unaudited)

Spire Global, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$36,221	$15,571
Accounts receivable, net (including allowance for doubtful accounts of $317 and $174 as of June 30, 2021 and December 31, 2020, respectively)	5,285	3,738
Contract assets	846	853
Other current assets	5,354	2,112

Total current assets	47,706	22,274
Property and equipment, net	22,555	20,458
Intangible assets, net	706	751
Restricted cash, long-term	13,205	415
Other long-term assets	364	524

Total assets	$84,536	$44,422

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,906	$1,775
Accrued wages and benefits	1,738	1,590
Contract liabilities, current portion	10,914	8,110
Other accrued expenses	4,479	1,813

Total current liabilities	20,037	13,288
Long-term debt, non-current	58,304	26,645
Convertible notes payable, net (including related parties of $8,718 and $7,498 as of June 30, 2021, and December 31, 2020, respectively)	71,718	48,631
Deferred income tax liabilities	319	338
Other long-term liabilities	14,857	4,256

Total liabilities	165,235	93,158

Commitments and contingencies (Note 9)
Stockholders’ Deficit
Series A preferred stock, $0.0001 par value, 12,671,911 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020 (liquidation value of $52,809 at June 30, 2021 and December 31, 2020)	52,809	52,809
Series B preferred stock, $0.0001 par value, 4,869,754 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020 (liquidation value of $35,228 at June 30, 2021 and December 31, 2020)	35,228	35,228
Series C preferred stock, $0.0001 par value, 9,126,525 shares authorized, 7,592,402 and 7,506,273 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively (liquidation value of $66,113 and $65,222 June 30, 2021 and December 31, 2020, respectively)	66,113	65,222
Common stock, $0.0001 par value, 80,000,000 shares authorized, 11,262,988 and 10,355,315 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	23,371	10,132
Accumulated other comprehensive loss	(515)	(982)
Accumulated deficit	(257,706)	(211,146)

Total stockholders’ deficit	(80,699)	(48,736)

Total liabilities and stockholders’ deficit	$84,536	$44,422

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Revenue	$18,829	$14,037
Cost of revenue	7,055	5,395

Gross profit	11,774	8,642

Operating expenses
Research and development	14,109	9,354
Sales and marketing	8,795	4,788
General and administrative	15,290	5,744

Total operating expenses	38,194	19,886

Loss from operations	(26,420)	(11,244)

Other income (expense)
Interest income	2	45
Interest expense	(5,875)	(2,957)
Change in fair value of warrant liabilities	(10,176)	—
Other expense, net	(3,391)	(455)

Total other expense, net	(19,440)	(3,367)

Loss before income taxes	(45,860)	(14,611)
Income tax provision	700	105

Net loss	$(46,560)	$(14,716)

Basic and diluted net loss per share	$(4.37)	$(1.43)

Weighted-average shares used in computing basic and diluted net loss per share	10,663,811	10,319,534

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Net loss	$(46,560)	$(14,716)
Other comprehensive loss:
Foreign currency translation adjustments	467	124

Comprehensive loss	$(46,093)	$(14,592)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(In thousands, except share amounts)

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2020	12,671,911	$52,809	4,869,754	$35,228	7,506,273	$65,222	10,355,315	$1	$10,132	$(982)	$(211,146)	$(48,736)
Exercise of stock options	—	—	—	—	—	—	334,497	—	673	—	—	673
Stock compensation expense	—	—	—	—	—	—	—	—	4,501	—	—	4,501
Issuance of shares to FP Credit Partners, L.P. (Note 6)	—	—	—	—	—	—	573,176	—	8,065	—	—	8,065
Exercise of series C preferred warrants	—	—	—	—	86,129	891	—	—	—	—	—	891
Net loss	—	—	—	—	—	—	—	—	—	—	(46,560)	(46,560)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	467	—	467

Balance, June 30, 2021	12,671,911	$52,809	4,869,754	$35,228	7,592,402	$66,113	11,262,988	$1	$23,371	$(515)	$(257,706)	$(80,699)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	12,671,911	$52,809	4,869,754	$35,228	7,506,273	$65,222	10,319,260	$1	$7,355	$(628)	$(178,642)	$(18,655)
Exercise of stock options	—	—	—	—	—	—	1,134	—	2	—	—	2
Stock compensation expense	—	—	—	—	—	—	—	—	920	—	—	920
Net loss	—	—	—	—	—	—	—	—	—	—	(14,716)	(14,716)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	124	—	124

Balance, June 30, 2020	12,671,911	$52,809	4,869,754	$35,228	7,506,273	$65,222	10,320,394	$1	$8,277	$(504)	$(193,358)	$(32,325)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(46,560)	$(14,716)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,540	2,596
Stock-based compensation	4,501	920
Accretion on carrying value of convertible notes	3,302	2,193
Amortization of debt issuance costs	1,544	84
Change in fair value of warrant liability	10,176	—
Deferred income tax liabilities	(23)	193
Loss on extinguishment of debt	2,277	—
Changes in operating assets and liabilities:
Accounts receivable	(1,635)	(607)
Contract assets	—	(89)
Other current assets	(1,044)	(87)
Other long-term assets	151	—
Accounts payable	1,133	756
Accrued wages and benefits	153	126
Contract liabilities	2,862	5,360
Other accrued expenses	456	491
Other long-term liabilities	1,016	(52)

Net cash used in operating activities	(18,151)	(2,832)

Cash flows from investing activities
Purchase of property and equipment	(5,581)	(6,766)
Investment in intangible assets	(2)	—

Net cash used in investing activities	(5,583)	(6,766)

Cash flows from financing activities
Proceeds from long-term debt	70,000	1,709
Proceeds from issuance of convertible notes payable	20,000	225
Payments on redemption of long-term debt	(29,628)	(3,000)
Payment of debt issuance costs	(4,274)	—
Proceeds from exercise of stock options	673	2

Net cash provided by (used in) financing activities	56,771	(1,064)

Effect of foreign currency translation on cash, cash equivalent and restricted cash	403	318

Net increase (decrease) in cash, cash equivalents and restricted cash	33,440	(10,344)
Cash, cash equivalents and restricted cash
Beginning of period	15,986	24,531

End of period	$49,426	14,187

Supplemental disclosure of cash flow information
Cash paid for interest	$676	$584
Cash paid for income taxes	$233	$—
Noncash Investing and financing activities
Issuance of shares to FP (Note 6)	$8,065	$—
Capitalized merger costs not yet paid	$2,203	$—
Exercise of Series C preferred stock warrants	$891	$—
Issuance of stock warrants with long-term debt	$308	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

1.	Nature of Business

Spire Global, Inc. (“Spire” or the “Company”), founded in August 2012, is a global provider of space-based data and analytics that offers its customers unique datasets and insights about earth from the ultimate vantage point. The Company collects this space-based data through its proprietary constellation of multi-purpose nanosatellites. By designing, manufacturing, integrating and operating its own satellites and ground stations, the Company has unique end-to-end control and ownership over its entire system. The Company offers the following three Data Solutions to customers: Maritime, Aviation and Weather. As a fourth solution, the Company is providing “space-as-a-service” through its Space Services solution.

The Company is comprised of Spire Global, Inc. (“United States” or “U.S.”) and its wholly owned subsidiaries Spire Global UK Limited (“United Kingdom or U.K”.), Spire Global Luxembourg S.a r.l. (“Luxembourg”) and Spire Global Singapore Pte. Ltd. (“Singapore”). The Company currently operates offices in six locations: San Francisco, Boulder, Washington D.C. (U.S.), Glasgow (U.K.), Luxembourg, and Singapore.

On March 1, 2021, the Company announced that it entered into a definitive merger agreement (the “Business Combination Agreement”) with NavSight Holdings Inc. (“NavSight”), a special purpose acquisition company, for a merger transaction that would result in the Company becoming a publicly listed company. On August 16, 2021 (the “Closing Date”), the Company completed the merger with NavSight pursuant to the terms of the Business Combination Agreement, and as a result, a wholly owned subsidiary of NavSight merged with and into Spire, with Spire continuing as the surviving entity as a subsidiary of NavSight, and changing its name to Spire Global Subsidiary Inc. (“Old Spire”). On the Closing Date, NavSight changed its name to “Spire Global Inc” (“New Spire”). As a result of the merger, New Spire raised net proceeds of $236,632 (Note 12). The merger transaction is expected to qualify as a tax-free merger.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements and accompanying notes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission for interim financial reporting. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes for the years ended December 31, 2020 and 2019.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

The information as of December 31, 2020 included on the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The unaudited condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. All significant intercompany accounts and transactions have been eliminated in consolidation.

Operating results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2021.

Liquidity Risks and Uncertainties

The Company has a history of operating losses and negative cash flows from operations since inception. During the six months ended June 30, 2021, net loss was $46,560 and cash used in operations was $18,151. During the six months ended June 30, 2020, net loss was $14,716 and cash used in operations was $2,832. The Company held cash and cash equivalents of $36,221, excluding restricted cash, at June 30, 2021. The Company believes that it will have sufficient working capital to operate for a period of one year from the issuance of the Condensed Consolidated Financial Statements as of and for the six months ended June 30, 2021 based on the borrowings under the April 15, 2021 credit agreement with FP Credit Partners L.P. and the additional funds raised associated with the closing of the merger with NavSight (Note 12).

COVID-19 Impact

The worldwide spread of COVID-19 has created significant global economic uncertainty and the Company is unable to accurately predict the full impact that the COVID-19 pandemic will have on its operating results, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic or any resurgences of the pandemic locally or globally, which have resulted and could result in various measures to combat the pandemic. Compliance with these measures has impacted the day-to-day operations and could continue to disrupt the business and operations, as well as that of certain customers whose industries are more severely impacted by these measures, for an indefinite period of time. Through the six months ended June 30, 2021, the Company experienced adverse changes in customer buying behavior that began in March 2020 as a result of the impact of the COVID-19 pandemic, including decreased customer engagement, delayed sales cycles, and deterioration in near-term demand. In December 2020, vaccines for COVID-19 were approved for distribution in the U.S. and certain other developed nations. In 2021, the Delta variant of COVID-19 has become the dominant strain in numerous countries around the world, including the U.S., and is believed to be more contagious than other previously identified COVID-19 strains. Through the date of these Condensed Consolidated Financial Statements, vaccination efforts are on-going in the U.S. and abroad; however, the timing of complete global economic recovery is still uncertain.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates include assumptions in revenue recognition, allowance for doubtful accounts, realizability of deferred income tax assets, fair value of derivative financial instruments, equity awards and warrant liabilities. Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted cash included in Other long-term assets in the Condensed Consolidated Balance Sheets represents amounts pledged as guarantees or collateral for financing arrangements and lease agreements, as contractually required.

The following table shows components of cash, cash equivalents, and restricted cash reported on the Condensed Consolidated Balance Sheets and in the Condensed Consolidated Statements of Cash Flows as of:

			June 30, 2021	December 31, 2020
Cash and cash equivalents			$36,221	$15,571
Restricted cash included in Other long-term assets			13,205	415

			$49,426	$15,986

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and restricted cash, and accounts receivable. The Company typically has cash accounts in excess of Federal Deposit Insurance Corporation insurance coverage. The Company has not experienced any losses on such accounts, and management believes that the Company’s risk of loss is remote.

The Company has a concentration of contractual revenue arrangements with governmental agencies and nongovernmental entities. Entities under common control are reported as a single customer. The Company had the following customers whose revenue and accounts receivable balances individually represented 10% or more of the Company’s total revenue and/or accounts receivable:

	Six Months Ended June 30,		June 30, 2021	December 31, 2020
	2021	2020
	Revenue	Revenue	Accounts Receivable	Accounts Receivable
Customer A	30%	40%	33%	67%
Customer B	20%	22%	*	*
Customer C	12%	*	25%	*

*	Revenue and/or accounts receivable from these customers were less than 10% of total revenue and/or accounts receivable during/as of the end of the period.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

Deferred Offering and Merger Costs

The Company capitalizes within Other current assets on the Condensed Consolidated Balance Sheets certain legal, accounting and other third-party fees that are directly related to the Company’s in-process equity financing and merger related transactions until such transactions are consummated. After consummation of the equity financing, these costs are recorded as a reduction of the proceeds received from the offering. Should a planned equity financing be abandoned, terminated or significantly delayed, the deferred offering costs are written off to operating expenses. The Company has capitalized $2,628 of such costs as of June 30, 2021. No costs were capitalized as of December 31, 2020.

During the six months ended June 30, 2021, the Company incurred an additional $4,298 of costs indirectly related to the merger with NavSight Holdings, Inc., including $3,466 for professional services and $832 of other merger related costs. These amounts have been included in General and administrative expenses in the Condensed Consolidated Statements of Operations for the six months ended June 30, 2021. No such costs were incurred during the six months ended June 30, 2020.

Related Parties

One of the Company’s stockholders and debtors is also a customer from which the Company generated $404 of revenue for the six months ended June 30, 2020. No revenue was generated from this customer for the six months ended June 30, 2021.

The Company borrowed gross proceeds of $1,232 of Convertible notes payable in February 2021 and $6,414 of Convertible notes payable during the year ended December 31, 2019 from certain stockholders (Note 7). Interest expense recognized on related party Convertible notes payable was $325 and $266 for the six months ended June 30, 2021 and 2020, respectively. Total carrying value of the related party balance included as Convertible notes payable, net on the Condensed Consolidated Balance Sheets was $8,718 and $7,498 as of June 30, 2021 and December 31, 2020, respectively.

Accounting Pronouncements Recently Adopted

In June 2016 the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which requires the measurement and recognition of expected credit losses for financial assets not held at fair value. ASU 2016-13 replaces the existing incurred loss impairment model with a forward-looking expected credit loss model which will result in earlier recognition of credit losses. The Company adopted the requirements of ASU 2016-13 effective January 1, 2021 and determined that the financial impact from the adoption of this standard was immaterial to its Condensed Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (a consensus of the FASB Emerging Issues Task Force), which aligns the requirements for capitalizing implementation costs incurred in a cloud computing hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal use software. The Company adopted the requirements of ASU 2018-15 effective January 1, 2021 and determined that the financial impact from the adoption of this standard was immaterial to its Condensed Consolidated Financial Statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

In March 2020 and January 2021, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, and ASU 2021-01, Reference Rate Reform (Topic 848), respectively, which refine the scope of ASC Topic 848 and clarify some of its guidance as part of the FASB’s monitoring of global reference rate reform activities. These standards permit entities to elect certain optional expedients and exceptions when accounting for derivative contracts and certain hedging relationships affected by changes in the interest rates used for discounting cash flows, for computing variation margin settlements, and for calculating price alignment interest in connection with reference rate reform activities under way in global financial markets. The amendments in ASU 2020-04 were effective for all entities as of March 12, 2020 through December 31, 2022 and the amendments in ASU 2021-01 are effective immediately for all entities. The Company determined that the financial impact from the adoption of these standards was immaterial to its Condensed Consolidated Financial Statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). Since this standard was originally issued, there have been improvements and clarification released by the FASB. Under the new standard, a lessee should recognize in the statement of financial position a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. This standard is effective for fiscal years beginning after December 15, 2021 (January 1, 2022 for the Company), with early adoption permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its Condensed Consolidated Financial Statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, by removing certain exceptions to the general principles and its intended to improve consistent application. A franchise tax that is partially based on income will be recognized as an income-based tax and any incremental amount will be recognized as non-income-based tax. This standard is effective for fiscal years beginning after December 15, 2021 (January 1, 2022 for the Company), with early adoption permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its Condensed Consolidated Financial Statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from U.S. GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such convertible debt instruments. Similarly, the debt discount, that is equal to the carrying value of the embedded conversion feature upon issuance, will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Among other potential impacts, this change is expected to reduce reported interest expense, increase reported net income, and result in a reclassification of certain conversion feature balance sheet amounts from stockholders’ equity to liabilities. Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 (January 1, 2022 for the Company), with early adoption permitted, and can be adopted on either a fully retrospective or modified retrospective basis. The Company is currently evaluating the impact that the adoption of this standard will have on its Condensed Consolidated Financial Statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

3.	Revenue, Contract Assets, Contract Liabilities and Remaining Performance Obligations

Disaggregation of Revenue

For the six months ended June 30, 2021, revenue from Data Solutions contracts was $8,074 and represented 43% of total revenue. Revenue from Space Services solution contracts was $10,755 and represented 57% of total revenue. For the six months ended June 30, 2020, revenue from Data Solutions contracts was $4,202, or 30% of total revenue and revenue from Space Services solution contracts was $9,835, or 70% of total revenue.

The following revenue disaggregated by geography was recognized:

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
EMEA(1)	$9,903	53%	$7,241	52%
Americas(2)	5,765	31%	5,215	37%
Asia Pacific(3)	3,161	16%	1,581	11%

Total	$18,829	100%	$14,037	100%

(1)	The United Kingdom represented 11% for the six months ended June 30, 2021. The Netherlands represented 31% and 41% for the six months ended June 30, 2021 and 2020, respectively.
(2)	U.S. represented 31% and 37% for the six months ended June 30, 2021 and 2020, respectively.
(3)	Australia represented 12% for the six months ended June 30, 2021.

Contract Assets

At June 30, 2021 and December 31, 2020 Contract assets were $846 and $853, respectively, on the Condensed Consolidated Balance Sheets.

Changes in Contract assets for the six months ended June 30, 2021 were as follows:

Balance at January 1, 2021	$853
Contract assets recorded	—
Reclassified to Accounts receivable	—
Other	(7)

Balance at June 30, 2021	$846

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

Contract Liabilities

At June 30, 2021 and December 31, 2020, Contract liabilities were $10,914 and $8,110, respectively, and were reported in the current portion of Contract liabilities on the Company’s Condensed Consolidated Balance Sheets.

Changes in Contract liabilities for the six months ended June 30, 2021 were as follows:

Balance at January 1, 2021	$8,110
Contract liabilities recorded	9,820
Revenue recognized	(6,953)
Other	(63)

Balance at June 30, 2021	$10,914

Remaining Performance Obligations

The Company has performance obligations associated with commitments in customer contracts for future services that have not yet been recognized as revenue. These commitments for future services exclude (i) contracts with an original term of one year or less, and (ii) cancellable contracts. As of June 30, 2021, the amount not yet recognized as revenue from these commitments is $53,166. The Company expects to recognize 52% of these future commitments over the next 12 months and the remaining 48% thereafter as revenue when the performance obligations are met.

4.	Other Balance Sheet Components

Other current assets consisted of the following:

	June 30, 2021	December 31, 2020
Capitalized merger costs	$2,628	$—
Deferred contract costs	598	657
Prepaid software licenses	243	260
Prepaid rent	169	200
Other receivables	694	409
Other current assets	1,022	586

	$5,354	$2,112

Other accrued expenses consisted of the following:

	June 30, 2021	December 31, 2020
Professional services	$2,862	$420
Income taxes	524	105
Sales tax	117	122
Accrued Interest	—	41
Other	976	1,125

	$4,479	$1,813

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

Other long-term liabilities consisted of the following:

	June 30, 2021	December 31, 2020
Warrant liability	$13,600	$4,007
Deferred rent obligations	1,248	223
Other	9	26

	$14,857	$4,256

5.	Property and Equipment, net

Property and equipment, net consisted of the following:

	June 30, 2021	December 31, 2020
Satellites in-service	$31,214	$26,196
Internally developed software	2,171	2,166
Ground stations in-service	1,876	1,872
Leasehold improvements	1,598	1,589
Machinery and equipment	1,898	1,873
Computer equipment	1,396	1,153
Computer software and website development	472	472
Furniture and fixtures	380	379

	41,005	35,700
Less: Accumulated depreciation and amortization	(27,051)	(23,260)

	13,954	12,440

Satellite, launch and ground station work in progress	6,692	4,934
Finished satellites not in-service	1,909	3,084

Property and equipment, net	$22,555	$20,458

Depreciation and amortization expense related to property and equipment for the six months ended June 30, 2021 and 2020, was $3,540 and $2,596, respectively, including amortization of internal-use software of $34 and $62, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

6.	Long-Term Debt

Long-term debt consisted of the following:

	June 30, 2021	December 31, 2020
Eastward Loan Facility	$—	$15,000
EIB Loan Facility	—	14,734
PPP Loan	—	1,699
FP Term Loan(1)	79,284	—
Other	—	10

	79,284	31,443
Less: FP Term Loan embedded derivative asset	(8,922)	—
Less: Debt issuance costs	(12,058)	(4,798)

Non-current portion of long-term debt	$58,304	$26,645

(1)	Includes a debt premium of $8,922 recognized in relation to the FP Term Loan embedded derivative.

The Company recorded $1,093 and $754 of interest expense from long-term debt for the six months ended June 30, 2021 and 2020, respectively.

FP Term Loan Facility

The Company entered into a credit agreement with FP Credit Partners, L.P., as agent for several lenders (the “FP Lenders”) on April 15, 2021 and as amended on May 17, 2021, for a $70,000 term loan (the “FP Term Loan”). Upon funding in May 2021, the FP Term Loan was used (i) to pay off the European Investment Bank (“EIB”) Loan Facility and the Eastward Loan Facility and (ii) to fund working capital and for general corporate purposes. The Company incurred $12,277 of debt issuance costs relating to the FP Term Loan. As part of the transaction to extinguish the EIB Loan Facility, the Company has reserved $12,801 in a restricted cash account in the event that EIB elects to redeem their warrants. Prior to the closing of the merger with NavSight, the FP Term Loan bore interest at a rate of 8.50% per annum, payable quarterly in arrears, and the Company had the option to elect, upon written notice at least five business days in advance of each quarter end, to add all or a portion of the accrued unpaid interest to the outstanding principal amount of the FP Term Loan. Upon the closing of the merger with NavSight, this election was no longer available.

The FP Lenders had the option to elect to convert a portion of their specified contractual return into common stock of the Company immediately preceding the closing of the merger with NavSight, at a conversion price specified in the credit agreement by submitting a notice to convert on or prior to the funding date in May 2021 (the “Conversion Election”). If the FP Lenders had exercised the Conversion Election, and the Company did not elect to repay the outstanding principal amount of the FP Term Loan at the closing of the merger with NavSight, then the interest rate would have increased to 9% per annum. However, the FP Lenders did not make the Conversion Election and so the interest rate would have decreased to 4% per annum upon the closing of the merger with NavSight under the original terms of the FP Term Loan Agreement (Note 12). At the date of the FP Term Loan agreement, this contingent interest feature was determined to be an embedded derivative asset (Note 8) with an associated debt premium recorded. The fair value of this financial instrument is presented net within Long-term Debt on the Condensed Consolidated Balance Sheet at June 30, 2021.

The FP Term Loan, plus the applicable contractual returns as defined in the credit agreement as amended (Note 12), matures on April 15, 2026 and is collateralized by substantially all assets of the Company. The Company has the option to prepay the loan in advance of its final maturity, which was subject to a prepayment penalty under the original terms of the FP Term Loan Agreement (Note 12) that varied between $17,500 and $49,000 based on the timing and circumstances of the repayment.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

The FP Term Loan includes covenants that limit the Company’s ability to, among other things, make investments, dispose of assets, consummate mergers and acquisitions, incur additional indebtedness, grant liens, enter into transactions with affiliates, pay dividends or other distributions without preapproval by FP Credit Partners. The Company is required to maintain minimum unrestricted cash of at least $15,000 as of each fiscal quarter end, except for the quarter immediately following the first quarter where the Company reports positive EBITDA, until the closing of a qualifying IPO. The Company issued an equity grant of 573,176 shares of its common stock with a value of $8,065 to the FP Lenders upon funding of the FP Term Loan.

In July 2021, the Company did not provide timely notice of its election to add the accrued unpaid interest as of June 30, 2021 to the outstanding principal and was therefore not in compliance with its payment obligations under the FP Term Loan. In August 2021, the FP Lenders and the Company amended the FP Term Loan to reinstate the Conversion Election and serve as formal notice of this election by the FP Lenders, and to waive this instance of the Company’s noncompliance with the written notification requirements (Note 12).

During the six months ended June 30, 2021, the Company recognized within Other expense, net on the Condensed Consolidated Statement of Operations, $4,954 as a loss on extinguishment of debt, resulting from paying off the EIB Loan and the Eastward Loan Facilities, and $1,699 as a gain from extinguishment of debt resulting from the U.S. government’s forgiveness of the PPP loan.

7.	Convertible Notes

Between July 2019 and October 2020, the Company entered into several subordinated convertible note purchase agreements for gross proceeds totaling $42,884 (the “2019 and 2020 Convertible Notes”). The 2019 and 2020 Convertible Notes accrue interest at 8% per annum, compounded quarterly. In May 2021, the Company and the holders of the 2019 and 2020 Convertible Notes agreed to extend the maturity date of all convertible promissory notes outstanding at December 31, 2020 from January 29, 2022 to July 31, 2022. If not converted, at the option of the holders, all unpaid principal, interest and a balloon payment of 5% of the principal balance is due on the stated maturity date of July 31, 2022. The accretion of the carrying value of the Convertible Notes for the additional balloon payment is recorded as additional interest expense over the term of the 2019 and 2020 Convertible Notes. In connection with securing the 2019 and 2020 Convertible Notes, the Company incurred debt issuance costs of $392 that have been recorded as a deduction of the carrying amount of convertible debt and are being amortized to interest expense over the term of the Convertible Notes. Conversion of the Convertible Notes can be automatic based on events such as an initial public offering (“IPO”) by the Company or voluntary based on events such as a change of control or maturity. The Convertible Notes are convertible into the Company’s common stock at a price to be determined, which is the lesser of the stated conversion price, as defined per the note agreement, or a multiple of revenue for the twelve months ended June 30, 2020. The conversion rate at June 30, 2021 was 2.4808 to 1, representing 20,175,948 shares of common stock on a fully converted basis.

From January 2021 through February 2021, the Company issued and sold several convertible promissory notes in the aggregate amount of $20,000 (“the 2021 Convertible Notes”). The 2021 Convertible notes mature four years from the date of issuance and accrue interest at 8% per annum, compounded quarterly. In connection with securing the 2021 Convertible Notes, the Company incurred debt issuance costs of $62 that have been recorded as a deduction of the carrying amount of convertible debt and are being amortized to interest expense over the life of the notes. Conversion of the Convertible Notes can be automatic based on events such as an IPO by the Company or voluntary based on events such as a change of control or maturity. The Convertible Notes are convertible into the Company’s common stock at stated conversion prices as defined per the note agreement. The conversion rate at June 30, 2021 was 13.6466 to 1, representing 1,528,640 shares of common stock on a fully converted basis.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

Total accrued interest on Convertible Notes was $8,946 and $5,944 as of June 30, 2021 and December 31, 2020, respectively, and included in Convertible notes payable, net on the Condensed Consolidated Balance Sheets. The Company recorded $3,002 and $2,203 of interest expense on the Convertible Notes for the six months ended June 30, 2021 and 2020, respectively.

8.	Fair Value Measurement

The following tables present the Company’s fair value hierarchy for its derivative instruments and common and preferred stock warrant liabilities that are measured at fair value on a recurring basis:

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Contingent interest embedded derivative (classified within long-term debt, non-current)	$—	$—	$8,922	$8,922

Liabilities:
Warrant liability	$—	$—	$13,600	$13,600

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$4,007	$4,007

Contingent Interest Embedded Derivative

The contingent interest embedded derivative asset in the table above relates to a contingent interest feature of the FP Term Loan (Note 6), which is required to be bifurcated and is recorded at fair value. This embedded derivative asset is classified within Long-term debt, non-current, on the Condensed Consolidated Balance Sheet at June 30, 2021 on a combined basis with the host debt as it is reflective of the overall cash flow for this instrument. Subsequent changes in fair value are recognized in Interest expense, which did not have a material impact on the Condensed Consolidated Statement of Operations for the six months ended June 30, 2021.

The significant quantitative elements associated with the Company’s Level 3 inputs impacting the fair value measurement of the contingent interest embedded derivative asset include the original principal amount and the contractual term of the FP Term Loan, risk-adjusted discount rate, expected future cash flows based on the 8.5% initial rate and 4% post-merger rate and a weighted probability factor for the completion of the merger.

Warrant Liabilities

The warrant liability in the tables above consisted of the fair value of warrants to purchase the Company’s common stock and preferred stock and was based on the significant inputs not observable in the market, which represent a Level 3 measurement within the fair value hierarchy. The Company’s valuation of the stock warrants utilized the Black-Scholes option-pricing model, which incorporates assumptions and estimates to value the stock warrants. Changes in the fair value of the stock warrants are recognized in Other income, net in the Condensed Consolidated Statements of Operations.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

The quantitative elements associated with the Company’s Level 3 inputs impacting the fair value measurement of the stock warrant liability include the fair value per share of the Company’s common stock, the remaining contractual term of the warrants, risk-free interest rate, expected dividend yield and expected volatility of the price of the Company’s common stock. The Company determines the fair value per share of the Company’s common and preferred stock with assistance from third-party valuations and considers additional factors that the Company deems relevant. The risk-free interest rate is based on a treasury instrument for which the term is consistent with the expected life of the warrants. As there was no public market for the Company’s common and preferred stock, the Company determined the expected volatility for warrants granted based on an analysis of reported data for a peer group of companies.

The following tables present the Company’s fair value hierarchy for its warrants classified as equity that are measured at fair value on a nonrecurring basis:

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Equity:
Warrants	$—	$—	$970	$970

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Equity:
Warrants	$—	$—	$970	$970

The table below quantifies the most significant inputs used for the warrants:

			June 30, 2021	December 31, 2020
Fair value of the Company’s common stock			$14.61	$4.19
Risk-free interest rate			0.13%	0.13%
Expected volatility factor			68.3%	68.4%
Remaining contractual term (in years)			4.2	4.7

The following table provides a roll-forward of the aggregate fair values of the warrant liability for the six months ended June 30, 2021 as determined by Level 3 inputs:

Fair value at December 31, 2020				$4,007
Issuance of warrants				308
Exercise of warrants				(891)
Change in fair value				10,176

Fair value at June 30, 2021				$13,600

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

During the six months ended June 30, 2021, the Company issued 32,412 warrants to SVB with an exercise price of $1.60. The warrants allow the holder to acquire the Company’s common stock.

Certain holders of Series C preferred stock exercised their warrants to purchase 86,129 shares of common stock at a nominal amount during the six months ended June 30, 2021.

Based on the recent rounds of debt financing during the six months ended June 30, 2021 and the year ended December 31, 2020 and the terms of those debt agreements, current market conditions and the Company’s financial condition, the carrying amounts for Long-term debt and Convertible notes payable approximate fair value. The carrying amounts reported on the Condensed Consolidated Balance Sheets of other assets and liabilities which are considered to be financial instruments approximate fair value based on their short-term nature and current market indicators.

9.	Commitments and Contingencies

Operating Leases

The Company leases office facilities and sites for its ground stations under noncancelable operating leases. These leases expire at various dates through 2029. Rent expense, including ground station leases, for the six months ended June 30, 2021 and 2020 was $1,479 and $1,371, respectively.

Future minimum lease payments under noncancelable operating leases that have initial or remaining noncancelable lease terms greater than one-year as of June 30, 2021 are as follows:

Remainder of 2021	$1,139
2022	2,379
2023	2,360
2024	2,231
2025	2,202
2026 and thereafter	5,062

$15,373

Litigation

At times, the Company is party to various claims and legal actions arising in the normal course of business. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of all such pending matters, will not have a material adverse effect on the Company’s business, results of operations, financial condition or cash flows; however, there can be no assurance that the ultimate resolution of these matters will not have a material impact on the Company’s Consolidated Financial Statements in any period.

10.	Stock-Based Compensation

On December 6, 2012, the Company adopted the 2012 equity incentive plan (the “Plan”) under which the Company may grant stock options to purchase shares of its common stock to certain employees and nonemployees of the Company. The Plan was amended on February 3, 2021 to increase the maximum aggregate number of shares which may be subject to options issued to 14,431,692. As of June 30, 2021, there were 267,794 shares available for grant under the Plan. In April 2021, the Company increased its authorized shares of common stock to 80,000,000 shares.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

The following table summarizes stock option activity for employees under the Plan:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)
Options outstanding at January 1, 2021	10,537,623	$3.27	7.9
Granted	2,296,277	8.31
Exercised	(257,830)	2.28
Forfeited, canceled, or expired	(201,739)	4.71

Options outstanding at June 30, 2021	12,374,331	4.21	7.8

Vested and expected to vest at June 30, 2021	11,027,381	4.11	7.7
Exercisable at June 30, 2021	5,477,466	3.17	6.4

The aggregate intrinsic value of options exercised by employees during the six months ended June 30, 2021 was $2,399. The Company received $673 and $2 in cash proceeds from options exercised during the six months ended June 30, 2021 and 2020, respectively. The aggregate fair value of options vested during the six months ended June 30, 2021 and 2020 was $6,476 and $222, respectively. The weighted-average grant date fair value of options granted for the six months ended June 30, 2021 and 2020 was $4.96 and $1.67, respectively. The aggregate intrinsic value of options outstanding as of June 30, 2021 and December 31, 2020 was $130,360 and $7,330, respectively. The aggregate intrinsic value of options exercisable as of June 30, 2021 and December 31, 2020 was $63,348 and $6,446, respectively.

The following table summarizes stock option activity for non-employees under the Plan:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)
Options outstanding at January 1, 2021	225,067	$1.31	4.5
Granted	—
Exercised	(76,667)	1.15
Forfeited, canceled, or expired	(103,400)	0.76

Options outstanding at June 30, 2021	45,000	2.83	6.4

Vested and expected to vest at June 30, 2021	52,897	2.67	5.5
Exercisable at June 30, 2021	50,083	2.62	5.3

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

The aggregate intrinsic value of non-employee options outstanding as of June 30, 2021 and December 31, 2020 was $536 and $599 respectively. There were no non-employee options granted during the six months ended June 30, 2021. The weighted-average grant date fair value of non-employee options granted during the six months ended June 30, 2020 was $2.03. The aggregate intrinsic value of non-employee options vested during the six months ended June 30, 2021 and 2020 was $17 and $1, respectively.

The following table summarizes the components of total stock-based compensation expense based on roles and responsibilities of the employees within the Condensed Consolidated Statements of Operations:

	Six Months Ended June 30,
	2021	2020
Cost of revenue	$44	$17
Research and development	1,253	443
Sales and marketing	728	145
General and administrative	2,476	315

	$4,501	$920

As of June 30, 2021, stock-based compensation expense not yet recognized was $14,828, which is expected to be recognized over a weighted-average period of 1.3 years.

11.	Net Loss per Share

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

	Six Months Ended June 30,
	2021	2020
Numerator:
Net loss	$(46,560)	$(14,716)

Denominator:
Weighted-average shares used in computing basic and diluted net loss per share	10,663,811	10,319,534

Basic and diluted net loss per share	$(4.37)	$(1.43)

The Company’s potential dilutive securities have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share for the six months ended June 30, because including them would have had an anti-dilutive effect:

	June 30,
	2021	2020
Convertible preferred stock (if-converted)	25,134,067	25,047,938
Warrants for the purchase of Series C convertible preferred stock (if-converted)	—	86,129
Warrants for the purchase of common stock	1,397,173	298,459
Convertible notes (if-converted)	21,704,588	20,324,906
Stock options to purchase common stock	12,419,331	7,539,373

	60,655,159	53,296,805

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

12.	Subsequent Events

The Company has evaluated subsequent events for the period of time from June 30, 2021 through August 20, 2021 (the date the condensed consolidated financial statements were issued); and has determined that no adjustments or additional disclosures are necessary to the amounts reported in the accompanying Unaudited Condensed Consolidated Financial Statements, except as disclosed below:

Amendment to FP Term Loan

On August 5, 2021, the Company and FP Lenders executed an amendment (the “FP Amendment”) to the FP Term Loan (Note 6) to modify certain terms. Among other things, the FP Amendment waived the instance of the noncompliance with provisions for the timely notification of the Company’s election to add accrued unpaid interest as of June 30, 2021 to the outstanding principal. The FP Lenders also waived any default interest that would have applied as a result of the noncompliance.

The FP Amendment also reinstated the previously expired Conversion Election (Note 6) and served as formal notice of this election by the FP Lenders. As a result, the FP Lenders received 873,942 shares of Spire common stock immediately prior to the closing of the merger with NavSight. In connection with FP’s exercise of the Conversion Election, the interest rate on the FP Term Loan increased to 9% per annum following the closing of the merger with NavSight. As a result of this interest rate increase under the FP Amendment, the contingent interest embedded derivative asset (Note 8) and associated debt premium were derecognized upon the execution of the FP Amendment.

The Company has determined that this FP Amendment represents an accounting modification of the original FP Term Loan. In connection with the debt modification accounting, no gain or loss will be recorded related to the FP Amendment, and the Company will capitalize the fair value of the 873,942 shares of Spire common stock issued to the FP Lenders to be amortized over the remaining life of the FP Term Loan as part of the effective yield of the FP Term Loan beginning in the third quarter of 2021.

Closing of Merger with NavSight

On the Closing Date, the Company completed the merger with NavSight pursuant to the terms of the Business Combination Agreement. As a result, New Spire raised net proceeds of $236,632 as follows:

Navsight Trust	$230,027
Trust Redemptions	(210,204)
PIPE Funds	245,000

Total Gross Proceeds	264,823
Total Fees Paid at Close	(28,191)

Total Net Proceeds to New Spire	$236,632

Upon the closing of the merger with NavSight, the following significant events took place as contemplated in the Business Combination Agreement:

•	Each share of outstanding capital stock of NavSight was exchanged for shares of Class A common stock of New Spire, par value $0.0001 per share (“New Spire Class A Common Stock”);

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Spire Global, Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except shares and per share data, unless otherwise noted)

(Unaudited)

•

Each share of outstanding capital stock of Spire (the “Spire Capital Stock”), including shares of Spire Capital Stock issued pursuant to the conversion of the 2019 and 2020 Convertible Notes and the 2021 Convertible Notes immediately prior to closing, were cancelled and converted into (a) the right to receive a number of shares of New Spire Class A Common Stock at an exchange ratio of 1.7058, and (b) the contingent earnout right to receive a number of shares of New Spire Class A Common Stock at an exchange ratio of 0.1236, payable based on criteria set forth in the Business Combination Agreement;

•	All outstanding Spire stock options were assumed and converted into option awards that are exercisable for shares of New Spire Class A Common Stock pursuant to an exchange ratio of 1.8282;

•

All Spire warrants outstanding as of immediately prior to the Closing Date were either cancelled and “net” exercised in exchange for shares of New Spire Class A Common Stock, or were assumed by New Spire and converted into warrants that are exercisable for a number of shares of New Spire Class A Common Stock at an exchange ratio of 1.7058; and

•

The Spire Founders, as defined in the Business Combination Agreement, purchased a number of shares of New Spire Class B Common Stock equal to the number of shares of New Spire Class A Common Stock that each Founder received at the Closing Date.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.